                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. 1)

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                                          [_]Confidential, for Use of the
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                                             Rule 14a-6(e)(2))

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[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           DIRECT III MARKETING, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

   The Company is filing an Amendment No. 1 to Schedule 14A to revise the "Year End Option Values" table in "Executive Compensation" as follows:

                             Year End Option Values

                                                    Number of
                                                     Shares
                                                   Underlying       Value of
                                                   Unexercised    Unexercised
                                                     Options      In-the-Money
                                                   at Year End  Options at Year
                                                  Exercisable/  End Exercisable/
Name                                              Unexercisable Unexercisable(1)
----                                              ------------- ----------------
Robert deRose....................................   100,000/0     $112,500/$0
James G. Clark...................................    15,000/0      $16,875/$0
Stephen P. Latreille.............................    0/50,000       $0/56,250

--------
(1) The fair market value of the options was determined based on an average of the high and low bid/ask price of the shares of Common Stock on the OTC Bulletin Board on December 31, 2000 of $5.125 less the exercise price of $4.00.

   There are no other changes to the definitive proxy materials.

                                       6